SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2014 (April 1, 2014)

PAZOO, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-178037	27-3984713
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

760 Route 10, Suite 203
Whippany, New Jersey  07981
 (Address of Principal Executive Offices)

________________________________
(Prior Address if Changed From Last Report)

(973) 455-0970
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On or about April 8, 2014 the Company entered into a Limited Liability Company Membership Interest Purchase Agreement (the “Purchase Agreement”) with MA and Associates, LLC (“MA”) whereby the Company will acquire a 40% equity interest in MA in exchange for $2,000,000 and 150,000 shares of the Company’s Series C Preferred Stock.  The Company will complete its due diligence by April 30, 2014 and the closing will occur following the Company’s satisfaction of its due diligence.  MA is in the process of becoming a licensed medical marijuana testing laboratory in the State of Nevada.  A copy of the Purchase Agreement is attached as Exhibit 99.01.

On or about April 4, 2014, the Company entered into a Equity Purchase Agreement and Securities Purchase Agreement with Premier Venture Partners, LLC “Premier”) whereby Premier is obligated, providing the Company has met certain conditions including the filing or a Form S-1 Registration Statement for the shares to be acquired, to purchase up to Five Million Dollars ($5,000,000) of the Company’s common stock at the rates set forth in the Equity Purchase Agreement.  Under the Equity Purchase Agreement the shares are purchased at the discretion of the Company by issuing a Put Notice when funds are needed.  The Securities Purchase Agreement is a facility whereby the Company will receive $22,500 (pursuant to two Convertible Promissory Notes, See, Section 2.03 below) for the preparation of the Form S-1 Registration Statement.  A copy of the Equity Purchase Agreement is attached as Exhibit 99.02 and a copy of the Securities Purchase Agreement is attached as Exhibit 99.03.

Item 2.03  Creation of a Direct Financial Obligation.

On or about April 4, 2014 the Company entered into a $10,000 Convertible Promissory Note (the “Note”) with Premier Venture Partners, LLC.  Under the terms of the Note the Company’s will receive $10,000 for the preparation and filing of the Form S-1 Registration Statement required for the Equity Purchase Agreement (See, Section 2.01 above).  Premier Venture Partners, LLC shall have the right to convert any unpaid sums into common stock of the Company at the rate of the lesser of $.03 per share or 50% of the lowest trade reported in the 10 days prior to date of conversion.  A second Convertible Promissory Note, in the amount of $12,500, will be issued after the Form S-1 Registration Statement is filed in order to cover any additional expense of making the Form S-1 Registration Statement effective.  A copy of Note is attached as Exhibit 99.04.

Item 7.01  Regulation FD Disclosure.

On April 1, 2014, the Company announced in a press release (Pazoo, Inc. Partner MA & Associates, LLC Receives Exclusive License From a Highly Rated Technology Company for Medical Marijuana Testing Intellectual Property, Manuals and Procedures for Use in the State of Nevada) that MA and Associates, LLC entered into an exclusive license with a premier provider of marijuana testing protocols for the State of Nevada.  A copy of the press release is attached hereto as Exhibit 99.05.  On April 3, 2014, the Company announced in a press release (Pazoo Highlights Next Drop Down Menu, Pet Diets Concentrating on Raw Pet Food) that Pazoo expanded its drop down menu to the emerging topic of raw pet food diets.  A copy of the press release is attached hereto as Exhibit 99.06.  On April 9, 2014, the Company announced in a press release (Pazoo.com Experiences a 100% Increase of Time Spent on Website and Begins Major Social Media Push With New Internal and External Teams) that the time spent by visitors on the www.pazoo.com website increased from an average of 3 minutes per visit a month prior to over 6 minutes per visit currently.  This trending bodes well for anticipated increases in advertising revenue.  A copy of the press release is attached hereto as Exhibit 99.07.

The information in this Form 8-K being furnished under this Item 7.01 and Exhibit 99.05 through 99.7 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

a.	Exhibits.
	99.01	Limited Liability Company Membership Interest Purchase Agreement.
	99.02	Equity Purchase Agreement.
	99.03	Securities Purchase Agreement.
	99.04	Convertible Promissory Note.
	99.05	Press Release dated April 1, 2014.
	99.06	Press Release dated April 3, 2014.
	99.07	Press Release dated April 9, 2014.

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2014	PAZOO, INC. (Registrant)

	By:	/s/ David M. Cunic
David M. Cunic/ CEO